Exhibit 10.28

SPONSOR FUNDING AGREEMENT

This SPONSOR FUNDING AGREEMENT (this “Agreement”) is executed this ___ day of ____________, 2023 by and among Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), Strategic Storage Operating Partnership VI, L.P., a Delaware limited partnership (the “Operating Partnership”), and SmartStop REIT Advisors, LLC, a Delaware limited liability company (the “Sponsor”).

W I T N E S S E T H

WHEREAS, the Company, the Operating Partnership, and Strategic Storage Advisor VI, LLC (the “Advisor”) are parties to that certain Amended and Restated Advisory Agreement dated March 17, 2022 (the “Advisory Agreement”);

WHEREAS, the Sponsor is the parent company of the Advisor;

WHEREAS, the Company has been offering (the “Offering”) shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), Class T Common Stock, par value $0.001 per share (“Class T Common Stock”), and Class W Common Stock, par value $0.001 per share (“Class W Common Stock”), pursuant to a Registration Statement on Form S-11 (the “Registration Statement”) filed with the Securities and Exchange Commission (SEC File No. 333-256598);

WHEREAS, in connection with this Agreement, the Company desires to cease selling shares of its Class A Common Stock, Class T Common Stock and Class W Common Stock in the primary portion of the Offering and begin offering shares of Class Y Common Stock, par value $0.001 per share (“Class Y Common Stock”), and Class Z Common Stock, par value $0.001 per share (“Class Z Common Stock”), pursuant to the new prospectus contained in the Registration Statement (the “Prospectus”);

WHEREAS, the Sponsor or an affiliate hereby agrees to fund the payment of all upfront sales commissions, dealer manager fees and organization and offering expenses in connection with the sales of shares of Class Y Common Stock and Class Z Common Stock in the Offering pursuant to the terms of this Agreement;

WHEREAS, in connection with the Company issuing a one-time stock dividend to the holders of each of the Class A Common Stock, Class T Common Stock and Class W Common Stock (collectively, the “Stock Dividends”) in order to provide investors the same number of shares that such investors would have received had the investors originally purchased its Class A Common Stock, Class T Common Stock and Class W Common Stock, respectively, at the proposed purchase price of $9.30 for the Class Y Common Stock and Class Z Common Stock, the Sponsor hereby agrees to fund to the Company an amount of cash sufficient to cover the dilution from the Stock Dividends;

WHEREAS, in consideration for the Sponsor agreeing to provide such funding, the Company and the Operating Partnership have simultaneously entered into Amendment No. 3 (“Amendment No. 3”) to the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) in order to issue Series C Subordinated Convertible Units (“Series C Units”) to the Sponsor and set forth the terms, rights and restrictions of the Series C Units;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, agree as follows:

1. Funding of Offering Expenses. Effective upon the commencement of the sale of shares of Class Y Common Stock and Class Z Common Stock in the Offering, the Sponsor or an affiliate agrees to fund the payment (as further described in the Prospectus) of (i) the upfront 3% sales commission for the sale of Class Y Common Stock, (ii) the upfront 3% dealer manager fee for the sale of Class Y Common Stock, and (iii) the estimated 1% organization and offering expenses for the sale of Class Y Common Stock and Class Z Common Stock.

2. Funding of Cash to Cover Stock Dividend Dilution. Effective upon the Company issuing the Stock Dividends, the Sponsor or an affiliate agrees to fund to the Company an amount of cash sufficient to cover the dilution to the Company from the Stock Dividends.

3. Issuance of Series C Units. In consideration for the Sponsor or an affiliate providing the funding set forth in Section 1 and 2 hereof (the “Funding Amounts”), the Company and the Operating Partnership agree to cause the Operating Partnership to issue the Series C Units to the Sponsor or an affiliate equal to the dollar amount of such funding divided by the then-current offering price (initially $9.30 per share) for the Class Y Common Stock and Class Z Common Stock sold in the offering. The Operating Partnership shall issue such Series C Units on a monthly basis as set forth in Section 4 below and such Series C Units shall have the rights, terms and restrictions set forth in Amendment No. 3 and the Partnership Agreement.

4. Timing of Funding and Issuance of Series C Units. The Sponsor or an affiliate shall pay the Funding Amounts to the Company on a monthly basis within 30 days after the end of each calendar month. Upon receipt of the Funding Amounts by the Company each month, the Operating Partnership shall issue the Series C Units to the Sponsor or an affiliate pursuant to Section 3 above in book entry form effective as of the respective funding date.

5. Termination Date. This Agreement shall terminate immediately upon the date that the Company ceases to offer shares of Class Y Common Stock and Class Z Common Stock in the Offering; provided, however, Sections 1, 2 and 3 shall remain in effect until the final payment of the Funding Amounts, and the final issuance of the Series C Units for such Funding Amounts, as contemplated by those sections.

6. Notices. Any notice in this Agreement permitted to be given, made or accepted by any party to the another, must be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To the Sponsor:	Strategic Storage Advisor VI, LLC
Attention: H. Michael Schwartz
10 Terrace Road
Ladera Ranch, California 92694
Email: hms@smartstop.com
Fax: 949-429-6606

To the Company or
the Operating Partnership:	Strategic Storage Trust VI, Inc.
Attention: H. Michael Schwartz
10 Terrace Road
Ladera Ranch, California 92694
Email: hms@smartstop.com
Fax: 949-429-6606

Any party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 5.

7. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

8. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto, except that (a) if the Company or the Operating Partnership shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another company which assumes the Company’s and the Operating Partnership’s obligations under this Agreement, the Company and/or the Operating Partnership may assign its rights hereunder to that successor company, and (b) the Sponsor may assign its rights and obligations hereunder to any affiliate. Any attempted transfer or assignment in violation of this Section 7 shall be void.

9. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

14. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Sponsor Funding Agreement to be effective as of the date first above written.

COMPANY:

Strategic Storage Trust VI, Inc.,
a Maryland corporation

By:
H. Michael Schwartz, Chief Executive Officer

OPERATING PARTNERSHIP:

Strategic Storage Operating Partnership VI, L.P.,
a Delaware limited partnership

By: Strategic Storage Trust VI, Inc.,
a Maryland corporation and its General Partner

By:
H. Michael Schwartz
Chief Executive Officer

SPONSOR:

SmartStop REIT Advisors, LLC,
a Delaware limited liability company

By:
H. Michael Schwartz, Chief Executive Officer

[Signature Page to Sponsor Funding Agreement]